Aircraft Finance Trust
                         Quarterly Report to Noteholders
                                 March 31, 2000

Management's Discussion and Analysis

Any statements contained herein that are not historical facts, or that might be considered an opinion or projection, whether expressed or implied, are meant as, and should be considered, forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect.

Background and General

On May 5, 1999, Aircraft Finance Trust (AFT) issued $1,209 million of Asset Backed Notes (the "Initial Notes"). The Initial Notes were issued in five classes; Class A-1, Class A-2, Class B, Class C and Class D. The Initial Notes were issued simultaneously with the execution of an agreement for the sale of the beneficial interest of AFT for $39 million and an agreement to acquire 36 commercial jet aircraft for $1,196 million. On January 20, 2000 four classes of the Initial Notes were exchanged for four corresponding classes of new notes (the "Exchange Notes"), as more fully discussed below. The remaining outstanding Initial Notes and the outstanding Exchange Notes are together referred to as the Notes.

AFT is a special purpose entity which owns aircraft subject to operating leases. AFT's business consists of aircraft leasing activities. AFT may also engage in acquisitions of additional aircraft and sales of aircraft. Any acquisitions of additional aircraft and the related issuance of additional notes will require confirmation by the rating agencies that they will not lower, qualify or withdraw their ratings on the outstanding Notes as a result. AFT's cash flows from such activities will be used to service the interest and principal on the outstanding Notes and to make distribution of remaining amounts to the holders of the beneficial interest certificates, after the payment of expenses incurred by AFT.

AFT's ability to generate sufficient cash from its aircraft assets to service the outstanding Notes will depend primarily on the rental rates it can achieve on leases, the lessees' ability to perform according to the terms of the leases and the prices it can achieve on any aircraft sales. AFT's ability to service the outstanding Notes will also depend on the level of AFT's operating expenses, including maintenance obligations that are expected to increase as the aircraft age, and any unforeseen contingent liabilities. The indenture governing the Notes requires that AFT maintain a cash reserve balance on deposit in a collections account and permits AFT to establish a credit facility, in order to provide a source of liquidity for AFT's obligations.

Interest incurred by AFT on the Notes and the rental income received by AFT under operating leases are based on combinations of variable and fixed measures of interest rates. AFT is exposed to interest rate risk to the extent that the mix of variable and fixed interest obligations under the Notes do not correlate to the mix of variable and fixed rents under operating leases. AFT has engaged advisors to monitor interest rates in order to mitigate its exposure to unfavorable variations. AFT utilizes interest rate swaps that shift the risk of fluctuations in floating rates to the counterparty in exchange for fixed

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

payments by AFT. Risks in the use of these instruments arise from the possible inability of the counterparties to meet the terms of their contracts and from market movements in securities values and interest rates.

AFT was a party to five interest rate swap agreements at March 31, 2000. Under the agreements, AFT will pay a fixed rate of interest on the notional amount to the counterparty and, in turn, the counterparty will pay AFT a rate of interest on the notional amount based on LIBOR.

Additional financial information regarding AFT, including AFT's annual and quarterly reports on Forms 10-K and 10-Q, respectively, have been filed with the Securities and Exchange Commission. These reports can be viewed at the SEC's website (http://www.sec.gov).

The indenture governing the Notes and other governing documents impose restrictions on how AFT operates its business. For example, there are concentration limits contained in the indenture that restrict AFT's ability to lease a certain percentage of aircraft to any individual lessee, to lessees in particular countries, or to lessees in particular geographical regions. The tables included in the section "Description of the Aircraft and Leases" illustrate such concentrations as of March 31, 2000.

Recent Developments

On January 20, 2000, AFT completed an exchange offer whereby AFT issued four classes of new notes, the Exchange Notes, designated Class A-1, A-2, B and C, in exchange for the four corresponding classes of the Initial Notes. The terms of the Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended. The Class D Notes were not exchanged and remain unchanged. $3 million of the Class A-2 Initial Notes were not tendered in the exchange offer and remain outstanding.

Under the terms of the indenture, AFT is required to obtain annual appraisals of its aircraft. In February 2000, AFT received appraisals of the adjusted base values of the aircraft as of December 31, 1999 from three independent appraisers that are members of the International Society of Transport Aircraft Trading, as required by the indenture. The aggregate of the average of the three appraisals (the current appraised value) of the aircraft at December 31, 1999 was $1,256.1 million. The appraisals at December 31, 1999 did not indicate a decline in value of the aircraft sufficiently in excess of the value decline assumed under the terms of the indenture to require excess cash flows to be redirected to the Class A Notes.

In February 2000, the B737-300 aircraft formerly leased to a Dutch lessee was delivered for lease to a lessee based in the Philippines for a lease term of 57 months at a lower rental rate than the former lease. The aircraft with respect to this lessee represents approximately 2.6% of the aggregate appraised value at December 31, 1999.

In March 2000, AFT entered into a restructuring agreement with Canadian Airlines, a lessee of two Airbus A320-200 aircraft. Under the restructuring agreement, Canadian Airlines, a subsidiary of Air Canada, was replaced by Air Canada Capital LTD as the new lessee. These leases are guaranteed by Air Canada. Pursuant to this restructuring, the cash security deposits of $1.5 million held by AFT in connection with these aircraft were returned to Canadian Airlines. As of March 31, 2000, all rent amounts due under these leases had been paid. The

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

two aircraft with respect to this lessee represent approximately 4.5% of the aggregate appraised value of the aircraft at December 31, 1999.

In April 2000, AFT entered into an agreement, for one MD-83 aircraft currently leased to an Italian lessee, to extend the lease to November 2001 at a lower rental rate. The aircraft with respect to this lessee represents approximately 1.9% of the aggregate appraised value at December 31, 1999.

The B767-300ER aircraft currently on lease with a Swedish lessee, has a lease expiration date in May 2000. AFT has entered into a letter of intent to lease this aircraft to a Canadian lessee for a lease term of 36 months with an anticipated delivery date in May 2000.

At March 31, 2000 there were two existing lessees on non-accrual status. The total amount of rental payments and maintenance reserve payments outstanding under the leases for the three aircraft from these two existing lessees amounted to approximately $5.7 million as of March 31, 2000. One of these two lessees, based in Brazil, owed approximately $1.6 million for outstanding rental payments and maintenance reserve payments at March 31, 2000. AFT holds security deposits of $0.9 million against these arrearages. The aircraft with respect to this lessee represents approximately 2.7% of the aggregate appraised value at December 31, 1999. The other lessee, based in Turkey, owed approximately $4.1 million for outstanding rental payments and maintenance reserve payments at March 31, 2000. AFT holds security deposits and letters of credit in the aggregate of $1.1 million against these arrearages. The two aircraft with respect to this lessee represents approximately 5.2% of the aggregate appraised value at December 31, 1999. In April 2000, the Turkish lessee returned one of the two aircraft early. This aircraft was re-delivered to a new lessee (based in Belgium) in April 2000 for a lease term of 36 months at a lower rental rate.

In May 2000, the B737-300 aircraft leased to TransBrasil was returned early. The aircraft is currently being remarketed for lease. AFT is in the process of quantifying and evaluating the likelihood of and amount of collections with respect to its claim for outstanding rent, maintenance reserves, accrued interest and re-delivery costs. The aircraft with respect to this lessee represents approximately 2.7% of the aggregate appraised value at December 31, 1999.


Analysis of Activity in the Collections Account

AFT makes payments on the Notes monthly on the 15th of each month, or the next business day if the 15th is not a business day (the "Payment Date"). The amount of cash available for payment is determined on the Calculation Date, which is defined as being four business days prior to the Payment Date. The financial data in the following table includes transfers and payments made by AFT for the period from December 16, 1999 to March 15, 2000, but includes receipts for the period from December 10, 1999 to March 9, 2000 this being the Calculation Date for the March 15, 2000 Payment Date (the "Quarter").

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


--------------------------------------------------------------------------------
         Beginning balance                                   $ 52,000,000

         Collections:
              Lease rental payments                            31,045,145
              Maintenance reserve payments                      4,929,714
              Interest income                                   1,195,867
              Swap receipts                                     1,135,204
         Less:
              Transfers to Expense Account                     (9,068,716)
              Aggregate note payments                         (29,237,181)
              Other                                                   (33)
                                                             ------------

         Ending balance                                      $ 52,000,000
                                                             ============
--------------------------------------------------------------------------------

AFT reported aggregate collections of $38.3 million for the Quarter. Collections consist primarily of lease rental payments, maintenance reserve payments from lessees, interest income earned on cash balances and swap receipts. Lease rental payments, maintenance reserve payments, interest income earned on cash balances and swap receipts were $31.1 million, $4.9 million, $1.2 million and $1.1 million, respectively, during the Quarter.

Interest income of $1.2 million was mostly earned by investing AFT's cash balances in short term, highly rated, highly liquid investments as permitted under the terms of the indenture.

Swap receipts of $1.1 million were received by AFT, during the Quarter as a result of LIBOR exceeding the fixed interest rates on the notional amounts of AFT's swaps.

Payments of principal on the Notes amounted to $8.5 million during the Quarter. As a result, the outstanding balance of the Notes was reduced to $1,167.7 million. The principal payments were made with respect to the Class A-2 and Class B notes. The projected outstanding balance of the Notes according to the Offering Memorandum was $1,172.4 million.

Interest payments to noteholders under the Notes amounted to $20.7 million during the Quarter. The interest payments were made with respect to all classes of the Notes outstanding.

Transfers from the Collection Account to the Expense Account aggregated $9.1 million during the Quarter. These transfers were made for the payment of maintenance expense, aircraft delivery costs, service provider fees and other costs. The remaining balance in the Expense Account was $13.6 million at March 15, 2000.

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


Description of the Aircraft and Leases

The following tables set forth details of the aircraft owned by AFT as of March 31, 2000. See "Management's Discussion and Analysis - Recent Developments" for further information about events that have occurred subsequent to March 31, 2000.


The following table identifies the 36 aircraft by type of aircraft.

                                                             % of Aircraft by
                    Type of       Number of                Appraised Value as of
Manufacturer       Aircraft       Aircraft    Body Type      December 31, 1999
------------       --------       --------    ---------      -----------------
Boeing             B737-300          11       Narrowbody             28.6 %
                   B737-400           5       Narrowbody             11.9
                   B767-200ER         2       Widebody                5.2
                   B767-300ER         4       Widebody               23.8
Airbus             A310-300           1       Widebody                2.7
                   A320-200           7       Narrowbody             17.8
McDonnell Douglas  DC-10-30           2       Widebody                3.0
                   MD-83              4       Narrowbody              7.0
                                    ---                            ------
Total                                36                             100.0 %

All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume I, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.


The following table identifies the countries in which the lessees of the 36 aircraft are based, calculated as of March 31, 2000.

                                                             % of Aircraft by
                                              Number of    Appraised Value as of
Country                                       Aircraft       December 31, 1999
-------                                       --------       -----------------
U.K..........................................     7                   22.0%
U.S..........................................     6                   15.8
Italy........................................     2                    9.0
Brazil.......................................     3                    7.8
Canada.......................................     3                    7.2
France.......................................     2                    6.3
Turkey.......................................     2                    5.2
China........................................     2                    5.2
Spain........................................     3                    5.1
Ireland......................................     2                    5.0
Sweden.......................................     1                    4.7
India........................................     2                    4.1
Philippines..................................     1                    2.6
                                                ---                 ------
Total........................................    36                  100.0%


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



The following table identifies the regions in which the 36 aircraft are based, calculated as of March 31, 2000.

                                                             % of Aircraft by
                                              Number of    Appraised Value as of
Region                                        Aircraft       December 31, 1999
------                                        ---------      -----------------
Developed Markets
     Europe..................................    17                  52.1%
     North America...........................     9                  23.0
Emerging Markets
     Asia....................................     5                  11.9
     Europe and the Middle East..............     2                   5.2
     Latin America...........................     3                   7.8
                                                ---                 -----
Total........................................    36                 100.0%


The following table identifies the current lessees of the 36 aircraft, calculated as of March 31, 2000.

                                                             % of Aircraft by
                                              Number of    Appraised Value as of
Lessee                                        Aircraft       December 31, 1999
------                                        --------       -----------------
Air 2000 Limited..............................    1                   7.0%
Air Canada Capital Limited....................    2                   4.5
Airtours International Airways Limited........    2                   4.6
Linee Aeree Italiane S.p.A....................    1                   7.1
America West Airlines, Inc....................    1                   2.7
Britannia Airways Limited.....................    1                   4.7
British Airways...............................    1                   2.6
British Midland Airways PLC...................    3                   7.7
China Eastern Airlines Corporation Limited....    2                   5.2
Continental Airlines, Inc.....................    2                   3.0
Eurofly S.p.A.................................    1                   1.9
Frontier Airlines, Inc........................    1                   2.6
Istanbul Hava Yollari A.S.....................    2                   5.2
Jet Airways (India) Limited...................    2                   4.1
Philippine Airlines Inc.......................    1                   2.6
Royal Aviation, Inc...........................    1                   2.7
Spanair S.A...................................    3                   5.1
Societe de Transport Aerien Regional..........    2                   6.3
TransBrasil S.A. Linhas Aereas................    1                   2.7
TransMeridian Airlines, Inc...................    1                   2.4
TWA...........................................    1                   5.0
VARIG.........................................    2                   5.2
Virgin Express S.A. N.V.......................    2                   5.1
                                                ---                ------
Total.........................................   36                100.0%

Total Number of Lessees: 23


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



The following table lists the 36 aircraft by seat category.

                                                              % of Aircraft by
                                                Number of  Appraised Value as of
Seat Category        Aircraft Types             Aircraft     December 31, 1999
-------------        --------------             --------     -----------------
121-170              B737-300, B737-400, MD-83     20                47.5%
135-180                               A320-200      7                17.8
171-240       A310-300, B767-200ER, B767-300ER      7                31.7
240+                                  DC-10-30      2                 3.0
                                                  ---               -----
Total                                              36               100.0%


The following table identifies the aircraft by year of aircraft manufacture. The weighted average age of the 36 aircraft as of March 31, 2000 is approximately
5.7 years.

                                                             % of Aircraft by
                                              Number of    Appraised Value as of
Year of Manufacture                           Aircraft       December 31, 1999
-------------------                           --------       -----------------
1980..........................................    1                   1.4%
1982..........................................    1                   1.6
1986..........................................    1                   1.5
1987..........................................    2                   5.2
1988..........................................    1                   2.7
1989..........................................    1                   1.7
1991..........................................    6                  15.7
1992..........................................    4                  11.1
1993..........................................    1                   2.4
1996..........................................    5                  12.8
1997..........................................   10                  27.1
1998..........................................    1                   2.7
1999..........................................    2                  14.1
                                               ----                 -----
Total.........................................   36                 100.0%


Further particulars of the 36 aircraft, calculated as of March 31, 2000 are contained in the table below:

                                                                                                     Appraised
                                                                                                    Value as of
          Country in which                         Aircraft       Engine        Serial   Date of    December 31,    % of
Region    Aircraft is Based        Lessee            Type          Type           No.  Manufacture      1999        Total
------    -----------------        ------            ----          ----           --   -----------      ----        -----
                                                                                                        ($000)
Europe (Developed)
           France             STAR Airlines       A320-200      CFM56-5B4          737     9/97     $    39,404      3.1  %
           France             STAR Airlines       A320-200      CFM56-5B4          749     9/97          39,401      3.1
           Ireland            Virgin Express      B737-300      CFM56-3C1        28333     8/96          30,721      2.5
           Ireland            Virgin Express      B737-400      CFM56-3C1        28489    11/96          32,640      2.6
           Italy              Alitalia            B767-300ER    CF6-80C2B7F      30008     3/99          88,549      7.1
           Italy              Eurofly S.p.A.      MD-83         JT8D-219         53199     3/92          24,288      1.9
           Spain              Spanair S.A.        MD-83         JT8D-219         49398    11/86          18,829      1.5
           Spain              Spanair S.A.        MD-83         JT8D-219         49791     9/89          21,674      1.7
           Spain              Spanair S.A.        MD-83         JT8D-219         53198     4/91          22,882      1.8
           United Kingdom     Air 2000            B767-300ER    CF6-80C2B7F      29617     3/99          88,308      7.0
           United Kingdom     Airtours            A320-200      CFM56-5A3          221     9/91          29,019      2.3
           United Kingdom     Airtours            A320-200      CFM56-5A3          222    10/91          29,053      2.3
           Sweden             Britannia (1)       B767-300ER    CF6-80C2B6F      25221     7/91          59,513      4.7
           United Kingdom     British Airways     B737-300      CFM56-3C1        28548    12/97          33,207      2.7

                                       7

           United Kingdom     British Midland     B737-300      CFM56-3C1        28554    12/96          31,282      2.5
           United Kingdom     British Midland     B737-300      CFM56-3C1        28557     3/97          32,447      2.6
           United Kingdom     British Midland     B737-300      CFM56-3C1        28558     4/97          32,518      2.6
North America (Developed)
           United States      America West        B737-300      CFM56-3C1        28740     6/98          34,467      2.7
           United States      Continental         DC-10-30      CF6-50C2         46584     2/80          18,070      1.4
           United States      Continental         DC-10-30      CF6-50C2         48292     2/82          19,966      1.6
           United States      Frontier Airlines   B737-300      CFM56-3C1        28563     8/97          32,874      2.6
           United States      TransMeridian
                              Airlines            A320-200      V2500-A1           373     1/93          30,623      2.4
           United States      TWA                 B767-300ER    PW4060           25403     1/92          62,950      5.0
           Canada             Air Canada          A320-200      CFM56-5A1          210     7/91          27,962      2.2
           Canada             Air Canada          A320-200      CFM56-5A1          231     9/91          28,330      2.3
           Canada             Royal Aviation      A310-300      CF6-80C2A2         448     2/88          34,087      2.7
Asia (Emerging)
           China              China Eastern       B737-300      CFM56-3C1        28561     6/97          32,424      2.6
           China              China Eastern       B737-300      CFM56-3C1        28562     7/97          32,538      2.6
           India              Jet Airways         B737-400      CFM56-3C1        25663    11/92          25,913      2.1
           India              Jet Airways         B737-400      CFM56-3C1        25664    11/92          26,071      2.1
           Philippines        Philippine Airlines B737-300      CFM56-3C1        28559     5/97          32,701      2.6
Europe & Middle East (Emerging)
           Turkey             Istanbul            B737-400      CFM56-3C1        28490    11/96          32,510      2.6
           Turkey             Istanbul            B737-400      CFM56-3C1        28491    11/96          32,550      2.6
Latin America (Emerging)
           Brazil             Transbrasil         B737-300      CFM56-3C1        28564    11/97          33,321      2.7
           Brazil             VARIG               B767-200ER    CF6-80C2B        23805     7/87          32,515      2.6
           Brazil             VARIG               B767-200ER    CF6-80C2B        23806     7/87          32,527      2.6
                                                                                                    -----------      ---
Total                                                                                               $ 1,256,134      100  %

(1) Leased to Britannia (United Kingdom) and subleased to Britannia Airways AB (Sweden).



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